Exhibit 99.1

Granite Falls Energy LLC. Producing Renewable Energy for a Cleaner Environment! From the desk of Tracey Olson Chief Executive Officer/General Manager September 2010 Granite Falls Energy is getting close to another milestone. In November, Granite Falls Energy will celebrate its fifth year of operation. Since the staff was in place prior to operation, several of our employees are coming up on their five year employment anniversary. I was proud to present five year service awards to three of the first Granite Falls Energy employees. Robin Spaude, Stacie Schuler, and Mike Bauman were presented with service certificates and prepaid visa cards for their service. Robin Spaude has actually been with Granite Falls Energy since 2001. Robin was first hired as an independent contractor to be project coordinator. Once construction started, Robin continued as an independent contractor and served as the company's representative during the construction process. Once the plant was built, Robin began his employment with Granite Falls Energy as Maintenance Manager, the position he still holds today. Stacie Schuler joined the company as company Controller and was later promoted to Chief Financial Officer. Stacie has been instrumental in the setup and incorporation of our business accounting and internal controls program as well as our SEC reporting and auditing functions. Mike Bauman started with the company as an Operator and was promoted to Shift Lead in October 2006. Outside Granite Falls Energy, Mike has been instrumental in the development and implementation of an ethanol plant simulator program at Minnesota West Technical and Community College for their Renewable Fuels Program. Stacie Schuler, Robin Spaude and Mike Bauman I want to thank Robin, Stacie, and Mike for their continued dedicated service to Granite Falls Energy. They play key roles in the success of Granite Falls Energy. I would like to introduce a new face to Granite Falls Energy. Eric Baukol joined the company on June 30, 2010 as Risk Manager. Eric brings grain procurement and hedging experience to Granite Falls Energy from his experiences at Canby Farmer's Grain, Cargill, and Country Hedging. Eric has been a great addition to our staff and has been very active in our ethanol program. Please refer to Eric's article later in the newsletter. Granite Falls Energy completed its third fiscal quarter July 31, 2010. Granite Falls Energy ended the quarter with a net income of approximately $939,000. The Board of Governors and the entire staff of Granite Falls Energy are looking forward to continued positive earnings for our shareholders. I encourage all our shareholders to review the complete 10Q filing on the SEC website. Stacie Schuler will provide a narrative of the financial performance of the plant and provide the internet link to the 10Q filing in a later article. The third quarter was disappointing due to lower fuel demand and the resulting lower price for ethanol. Typically, we see higher ethanol prices during the summer months as a result of increased summer driving. It appears that the economy is recovering at a slower pace than expected, resulting in lower fuel consumption. We have seen margin improvement for the start of our fourth fiscal quarter. Currently, there appears to be a spot shortage of ethanol resulting in higher prices. I think this short supply will continue through October due to higher ethanol export demand combined with reduced production as a result of scheduled maintenance shutdowns in September and October. We have seen very good export demand this year as a result of higher sugar prices. With higher sugar prices, it has been more advantageous for Brazil to manufacture sugar than convert the sugar into ethanol. As a result of less Brazilian ethanol production, the United States has seen less ethanol imported from Brazil and more demand for ethanol from European countries that usually rely on Brazilian ethanol. The lack of imports and the demand for exports have helped to support domestic ethanol prices. The published ethanol supply and demand numbers show a build in inventory starting in November and extending through March. If those scenarios play out, margins will be very slim during that period. The estimated supply and demand numbers next summer and fall show a dramatic decline in inventory which should provide favorable numbers. The futures contracts for ethanol and corn during fourth quarter 2011 appear to illustrate the market's belief of these estimated supply and demand numbers. The progress on the amended environmental permits for increased production continues to grind along at a slow pace. Dialogue Continued on page 3 Check us out on the web at www.granitefallsenergy.com Phone 320-564-3100

I hope the summer has gone well for everyone. It has flown by for everyone here. Granite Falls Energy continues to maintain its reputation of running without upsets. We have had no issues that couldn't be handled in short order. The hot and humid weather has made operating the plant challenging at times. We received just over 6" of rain on the night of August 12th that made things a little interesting. The tank farm and storm ponds were close to over flowing, and the Minnesota River which is our source of water was full of mud from all the runoff, which made water treatment very interesting. We shut down the river lift station and started pumping pond water. This allowed the river mud to settle and allowed us to draw down our storm ponds. Changing water sources changes the water chemistry and chemical dosing in the water treatment process. My compliments to our staff for addressing these issues in a timely manner. On Monday the 23rd of August we had a bearing failure on the drive end of our Dryer B mixer. The plant was shut down during this time because the repairs were expected to take about six hours. If we would have stayed running at full rate, partially drying the DDG in one dryer would have made for more modified feed then we would be able to sell. Repairs took under six hours and the plant was fired back up with no major issues. Thanks to both the operations and maintenance staff for making the repairs in a professional and timely manner. To end our third fiscal quarter, we produced 13,260,757 gallons of ethanol out of 4,627,378 bushels of corn. That equates to a 2.87 undenatured yield and a 2.92 denatured yield. We also produced 32,425 ton of DDGS and 2,142,544 lbs of crude corn oil. Our fall outage is coming on the week of September 13th. We have the normal maintenance and inspection tasks planned as well as updating a few pieces of equipment to increase efficiency and open up some new opportunities, like possible exportation of ethanol which would require meeting different fuel specifications than what is required in the Unites States. Hopefully, we can report more information on our progress at a later date. Greetings! The ethanol markets have, for the most part, kept up with the rally we have seen in the corn market over the last 8 weeks; this has allowed us to produce at good margins even with the steadily rising cost of our largest input and expense. The rally in the corn market, as far as I can tell, has little to do with the US crop in the field. The original catalyst was the June 30th USDA planted acreage report that reduced the US corn acres, but since that time the production (yield) estimates have increased to the point where our total production picture is about the same as it was prior to the June 30th acreage report, but now the bushel number is derived off fewer acres with a higher yield. So why the continued rally? The wheat market certainly had a hand in elevating prices. On June 29th, September Chicago wheat futures closed at $4.57; on August 5th September futures had their highest close (to date) at $7.85. This was due to production problems in Russia which led to the Russian government closing exports and talk of Russia becoming a wheat importer for the first time in ten years. These kinds of things tend to get the markets worked up. Corn was certainly pulled higher in this environment. But wheat has backed off of its highs without corn following on the way down, why? My belief is that once the corn market rallied and triggered technical signals that the 6 month downtrend was over, speculative money came in to own corn. Right now the fundamental aspect of US production is being reflected in wide basis levels for cash corn. Believers in cash and futures convergence may have to stomach a wild ride as we work our way through what is certain to be a harvest that puts stress on the US grain infrastructure and transportation systems. Ethanol has been trading as a grain as opposed to energy during this rally in the corn market. Over the same 8 week period that we've been discussing, oil and gasoline futures trended slightly lower. Gas demand has been weak as the summer driving season came and went without much of a driving season demand push. Ethanol demand has increased due to stronger than expected exports which have kept the ethanol market from getting into a large over supply situation. US ethanol exports are largely tied to world sugar prices which have been, and remain, strong. There is certainly a risk that as we move into the winter months and driving demand decreases further that we end up in an oversupply market anyway, but the increase in ethanol exports have certainly helped the supply and demand picture in the short term. The ethanol market is at an inverse while the corn market is holding a fairly good carry, making it difficult to lock in positive margins beyond 60 days. As a result we are marketing heavily in the short term and leaving our options open in the deferred time frame. This allows us to be flexible in the future when opportunities present themselves. Harvest is right around the corner; and so it is, once again, time for us to mail out the AWC (Alternative Withholding Certificate) forms to all of our non-Minnesota resident investors. Please sign and return these forms to our office by November 30th. If you are a non-Minnesota resident and do not receive an AWC form by November 1st, please give us a call. By signing the form, you alleviate GFE from withholding Minnesota state taxes on your behalf. GFE will typically pay a higher tax rate on your behalf than you would have to pay individually so it is to both your benefit and the company's to have you file your MN State tax. Please read all federal and Minnesota state tax form instructions thoroughly and consult your tax advisor regarding your specific tax situation (please remember that GFE cannot give you specific tax advice). If you do not sign and return the forms, any withholding paid on your behalf will be either invoiced to you, or deducted from your next distribution. Please give me a call if you have any questions regarding these forms. The third quarter SEC reporting (Form 10Q) for the fiscal period ending July 31, 2010 will have been completed and posted on the SEC website by the time you receive this newsletter. Please follow the link on our GFE website, http://www.sec.gov/edgar/searchedgar/companysearch.html, to view the report. Please give me a call if you need assistance in obtaining the report. The quarterly report includes current quarter and year-to-date financials with the correlating financial footnotes, as well as Management Discussion and Analysis (MD&A). The un-audited earnings for the third quarter are approximately $939,000 [$31 income per unit]; the year-to-date un-audited earnings through the third fiscal quarter (nine-months) are approximately $4,164,000 [$136 income per unit]. This is much improved from last year at this time; the year-to- date earnings for nine months ending July 31, 2009 were a loss of approximately -$1,183,000 [$38 loss per unit]. As of July 31, 2010 our working capital amount is approximately $20,000,000. We have not borrowed on our line of credit for over 12 months. With all of the investor tax information and forms that we will be mailing in the next few months, it is Stacie Schuler Chief Financial Officer/Controller Page 2 Continued on page 3 Lee Poppe Plant Manager Eric Baukol Risk Manager

Continued from Front Page between Granite Falls Energy and MPCA staff continues on a regular basis. We have answered many questions and are confident that the remaining technical reviews will continue to progress. Unfortunately, environmental permitting in Minnesota is no easy task and will not occur overnight. Along with the permitting effort, preliminary design, cost estimating, and revenue projections continue to be evaluated. This plant has the inherent capacity to significantly increase production at a per gallon price significantly lower than new construction. In addition the reductions of fixed costs continue to make this expansion look very good even in periods of low margins. To date, the EPA has continued to delay any decision on the E-15 waiver. Many ethanol and farm group leaders have petitioned the EPA to allow for an immediate use of E-12 as an interim step to a full waiver to solve the immediate problem created by the 10% blend wall. The latest news is that the EPA is considering allowing the E-15 waiver for all vehicles 2007 and newer by the end of September. It is disheartening to have such continued delays considering all the testing that has been performed. Bills have been introduced in the House and Senate to extend the Small Producer's Tax Credit, the Volumetric Ethanol Excise Tax Credit and the associated Secondary Import Tariff on imported ethanol. To date, these bills have gone no where. We need to continue to communicate with our Senators and Representatives to support these bills and extend these tax credits. The bio-diesel tax credit was allowed to expire at the end of 2009 and has yet to be reinstated. The disappearance of the bio-diesel tax credit has all but put the bio-diesel industry out of business. Those were real jobs that were lost in rural America. The U.S. ethanol industry supports nearly 400,000 jobs in all sectors of the economy and generates about $15.9 billion in federal, state and local tax revenues. The ethanol industry provides a demand for approximately 1/3 of all corn produced in this country. In addition the ethanol has displaced almost 10% of all gasoline thereby reducing dependence on foreign oil. We all need to continue to work hard to support ethanol and educate our leaders on the benefits of a home grown, renewable fuel. Finally, I want to remind anyone interested in being considered as a candidate for a Governor position on the Board of Governors at the annual meeting in March 2011 that an application must be submitted by November 1, 2010. The application form is available on the Granite Falls Energy website at: www.granitefallsenergy.com. Once the form is completed, the form shall be mailed to: Nominating Committee, Granite Falls Energy, 15045 Highway 23 SE, P.O. Box 216, Granite Falls, MN 56241-0216 The application form shall be mailed via registered mail, return receipt. The Nominating Committee shall then evaluate all applicants and present to the Board a list of candidates to be placed on the ballot for the election of governors at the annual meeting of members in March 2011. Hello to everybody. Our summer is flying by and as I write this article I am finishing the final details to our task list for our September 2010 shutdown. Though we are anticipating another uneventful outage we are expecting another very busy one as we continue to focus on equipment that runs 24/7, all year long. Our plant is nearly 5 years old and bearings, gear boxes, drags and screws (augers) are a major focus as well as thermal cycle equipment (combustion chamber refractory in dryers and thermal oxidizer) in the energy center. We're pushing 43,000 hours of run time on a lot of our equipment. We are also planning to do more tie-ins to process piping in anticipation of approval by MPCA for our pending air emissions amendment. We have proceeded with the addition of a third hammermill and related grain milling equipment to upgrade capacity of the grain milling portion of our plant. Grain milling tie-ins requiring plant shutdown will occur during this scheduled outage and the balance of the work can be finished during normal plant operations. The 3rd hammer mill is expected to arrive in October. We continue to rely on several predictive maintenance tools (oil analysis, ultra-sound/vibration analysis and thermal imaging to name a few), to help us analyze equipment and to prioritize and schedule when maintenance is needed. We do not use oil analysis, for example, to eliminate oil changes but rather to determine the condition of equipment internals when doing so. In fact, on some high torque gear boxes we have determined, with the help of the equipment manufacturers, that increased frequency of oil changes is warranted due to the age of the equipment. I have also investigated having our own ultrasound equipment to establish "baselines" on more equipment, listening to bearing noise for example, while greasing them to avoid over-greasing which can also cause a large bearing to run very hot and lead to premature bearing failure. This is especially critical on high load, high rpm fans. Since our last newsletter your plant ran extremely well from a maintenance standpoint as well as production-wise. We did not have any breakdowns requiring the thermal oxidizer to shut down since our last outage in April. We did have two instances where the plant had to be slowed down for a few hours each time to perform major component replacement in the energy center. A broken trunnion wheel axle on dryer A and a large bearing on our dryer B mixing screw were the two occurrences. Each time that this happened (always after 5:30 p.m. and on a weekend) I have been impressed by the teamwork spirit that exists in this plant to safely tear down, repair and get the plant back on line as quickly as possible. I credit the experience of the maintenance and operating crews in knowing what to do, each doing their part and handing off to the next. It is very gratifying to observe how each member anticipates what needs to be done next and have the tools, materials and equipment there to make the repairs and clean up afterwards. Almost like a surgical team on a patient and it certainly makes my job a lot easier! We're very fortunate to have the technical expertise that our crews demonstrate and I can't thank them enough for what they do for us. With all of the rain/thunderstorms that we've had this summer (approx. 9" in the last month) we did not have any electrical power outages; not even a "bump" that could knock us down. We still have not run our well pumps for production since February 2007. We do cycle the pumps periodically to make sure all is well. We have seen the aquifer levels drop during the summer months for the past three years followed by recovery in the fall and early spring months. I previously gave an update concerning Xcel Energy's desire to perform incremental lowering of the water level in the river to take a closer look at the structural integrity of their Minnesota Falls dam. Due to a wet fall, last year, that process was postponed till late spring of this year. The river level is still high for this time of year but equipment is now in place to start opening the spill gates. It is anticipated for this process to go into November 2010. Xcel has posted public notice of their intent to hold a public meeting on September 15 to discuss their findings thus far. I would encourage all to attend. Enjoy what's left of summer and have a safe and bountiful harvest this fall! Continued from page 2 very important that we are made aware of any corrections or changes to your address. Please send us a note or give us a call to update your records. We appreciate your cooperation and support. Please enjoy a safe harvest season! Page 3 Robin Spaude Plant and Facility Maintenance Manager

This letter contains forward-looking statements which discuss the future of the ethanol industry and our future operating and financial performance. Specifically, the forward-looking statements regarding future grind margins and our environmental permitting involve numerous assumptions, risks and uncertainties including, without limitation, changes in the availability of credit, demand and supply of ethanol, corn production, plant operations and the actions of regulatory authorities. Our actual results or actions may differ materially from these forward looking statements for many reasons, including factors identified in our periodic reports filed with the Securities and Exchange Commission. Please access our reports at www.sec.gov for more information. Hello to all Investors with Granite Falls Energy: School is back in session again and with that time of year comes our last quarter of our fiscal year here at Granite Falls Energy. Our first quarter showed outstanding profits as well as the second quarter. The third quarter has been challenging and fourth quarter projections look to be fine. Positive margins have not been easy to obtain. Our Management and Board work very closely with our marketers to make sure that we capitalize on positive crush margins whenever possible. With a large crop and harvest season rapidly approaching, Granite Falls Energy will be steadily grinding corn every day of the year except for the spring and fall shutdowns. We are coming up on our fifth full season of operations and many changes have occurred with your company. Your Board and management believe that many of these changes have created a stable and very efficient corn processing plant with very good returns back to you, the investors. I am confident that this will continue into the future as we have a very good operations history behind us and an experienced staff with exceptional employees whom work hard to make sure we continue to be efficient and profitable. Our yields (gallons produced per bushel of corn) are at industry leading levels. Everyone involved with Granite Falls Energy should be very proud of these accomplishments. This includes the employees, the investors, the marketers and consultants and those who produce and handle the corn for Granite Falls Energy. During our upcoming fall shutdown, we will be modifying some processing equipment in anticipation of increased production. This modification will produce quick returns on investment with little initial cost. We must be ready to ramp up production when we receive the updated permits. With very little increases in overhead costs, it makes sense to produce and ship more gallons of ethanol and more feed out of our location. As always, Granite Falls Energy is continually looking for ways to stay on the leading edge of technology and different ways to stay competitive in the marketplace. If you read the SEC filings from your company, you can see all of the threats that the industry is dealing with. This legislative session will be an important one for the ethanol industry. Tracey talks about many of these items in greater detail with his article. The economy as a whole is still very sluggish and this affects Granite Falls Energy in many ways. On the positive side, our natural gas costs are very low; reducing our energy costs and corn basis is favorable, reducing our cost of feedstock. The negative tone is on the demand side for unleaded fuels as well as ethanol which is blended into the fuel that we use. The nation simply is not using as much fuel as we have seen in the past. When the economy does show greater signs of improvement, this demand should improve. I am quite sure that much of the lobbying against the use of ethanol as a blend into our fuels is being supported by the major oil companies. The ethanol industry is a threat to their business. Gasoline blends of ten, fifteen and all the way up to eighty five percent of the total product result in less market share by major oil and more market share from homegrown renewable fuel. I am sure at some point, more of our leaders in Washington will come to the same realization that we all know which is - it makes more sense to use ethanol in our fuels to give consumers a better choice of fuel that is cleaner, better for the environment, and better for the nation and the economy. Granite Falls Energy along with all of you has been a part of this achievement for almost five years and the future should hold more of the same! Paul Enstad, Chairman, Granite Falls Energy, LLC Page 4 15045 Hwy. 23 SE Granite Falls, MN 56241 Change Service Requested PRSRT STD US POSTAGE PAID GRANITE FALLS MN Permit No. 58 Paul Enstad Chairman of the Board of Governors